   As filed with the Securities and Exchange Commission on September 28, 2000
                                                                 FILE NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              --------------------

                              XPEDIOR INCORPORATED

             (Exact name of registrant as specified in its charter)

        DELAWARE                                            76-0556713
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                   Identification Number)

                         ONE NORTH FRANKLIN, SUITE 1500
                             CHICAGO, ILLINOIS 60606

          (Address of principal executive offices, including zip code)

                XPEDIOR INCORPORATED EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                           ---------------------------

                                CAESAR J. BELBEL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                              XPEDIOR INCORPORATED
                          35 CORPORATE DRIVE, 4TH FLOOR
                         BURLINGTON, MASSACHUSETTS 01803
                                 (781) 685-4642
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)


                              --------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================
Title Of Securities       Amount         Proposed Maximum       Proposed Maximum       Amount Of
       To Be              To Be         Offering Price Per     Aggregate Offering     Registration
    Registered          Registered           Share(1)                Price                Fee
--------------------------------------------------------------------------------------------------
Common Stock, Par    2,000,000 shares        $4.15625              $8,312,500           $2,195
Value $0.01
==================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of Xpedior Incorporated common stock, par value $0.01 per share, as reported on the Nasdaq National Market on September 22, 2000.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Xpedior Incorporated (the "Registrant") and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.


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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "SEC") are incorporated by reference herein and shall be deemed a part hereof:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the SEC on March 30, 2000.

     (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 filed with the SEC on May 15, 2000 and August 14, 2000, respectively.

     (c)  Our Current Report on Form 8-K filed with the SEC on June 28, 2000.

     (d) The description of our common stock contained in our Registration Statement on Form 8-A filed on December 14, 1999, including any amendment or report filed for the purpose of updating such description.

     All other reports and other documents we filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of this offering shall be incorporated by reference into this Registration Statement and shall be deemed to be a part of this Registration Statement from the date of filing of such reports and documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Certificate of Incorporation, as amended, a copy of which is filed as
Exhibit 3.1 to our registration statement on Form S-1 (No. 333-89239), provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except for liability to the extent provided by applicable law (1) for any breach of the director's duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the Delaware General Corporation Law ("DGCL") or (4) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether


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

civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was an officer or director of such corporation, or is or was serving at the request of that corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of that corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if that person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by (i) the stockholders, (ii) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provision is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 of the DGCL also empowers us to purchase and maintain insurance on behalf of any person who is or was an officer or director of us against liability asserted against or incurred by him in any such capacity, whether or not we would have the power to indemnify such officer or director against such liability under the provisions of Section 145.

     In addition, we have entered into indemnification agreements with our directors and officers containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements may require us, among other things, to indemnify our directors against liabilities that may arise by reason of their status or service as directors, other than liabilities arising from willful misconduct of culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' insurance if available on reasonable terms.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

     The following exhibits are filed as part of the Registration Statement:

EXHIBIT

4.1 Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (No. 333-89239).

4.2  Xpedior Incorporated Employee Stock Purchase Plan.

5.1  Opinion of Caesar J. Belbel, General Counsel to Xpedior Incorporated.


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

23.1 Consent of Ernst & Young LLP.

23.2 Consent of Caesar J. Belbel, General Counsel to Xpedior Incorporated (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Powers of Attorney (included on the signature page to this Registration Statement under the caption "Power of Attorney").

Item 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 28th day of September, 2000.

                                      XPEDIOR INCORPORATED


                                      By: /s/ David N. Campbell
                                          --------------------------------------
                                          David N. Campbell
                                          Chief Executive Officer and
                                          Chairman of the Board



                                POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes David N. Campbell, J. Brian Farrar and Caesar
J. Belbel, and each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

SIGNATURE                   CAPACITY IN WHICH SIGNED                DATE
---------                   ------------------------                ----

/s/ David N. Campbell     Chief Executive Officer and         September 28, 2000
-----------------------   Chairman of the Board (Principal
David N. Campbell         Executive Officer)


/s/ J. Brian Farrar       President, Chief Operating          September 28, 2000
-----------------------   Officer and Director
J. Brian Farrar



/s/ Thomas E. Werner      Senior Vice President and Chief     September 28, 2000
-----------------------   Financial Officer (Principal
Thomas E. Werner          Financial and Accounting Officer)



/s/ James W. Crownover    Vice Chairman of the Board          September 28, 2000
-----------------------
James W. Crownover



/s/ William L. Schrader   Director                            September 28, 2000
-----------------------
William L. Schrader


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


/s/ Harold S. Wills      Director                             September 28, 2000
----------------------
Harold S. Wills



/s/ Marc J. Shapiro      Director                             September 28, 2000
----------------------
Marc J. Shapiro



/s/ John M. Whiteside    Director                             September 28, 2000
----------------------
John M. Whiteside

                                  EXHIBIT INDEX


EXHIBIT NUMBER     EXHIBIT NAME
--------------     ------------

     4.1 Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-1 (No. 333-89239).

     4.2           Xpedior Incorporated Employee Stock Purchase Plan.

     5.1           Opinion of Caesar J. Belbel, General Counsel to Xpedior
                   Incorporated.

     23.1          Consent of Ernst & Young LLP.

     23.2 Consent of Caesar J. Belbel, General Counsel to Xpedior Incorporated (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

     24.1          Powers of Attorney (included on the
                   signature page to this Registration
                   Statement under the caption "Power of
                   Attorney").


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